Exhibit 10.1

EXECUTION VERSION

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement (this “Agreement”) is dated as of December 31, 2019, between Cuentas Inc., a Florida corporation (“Cuentas” or the “Company”), and CIMA Telecom, Inc., a Florida corporation doing business as “CIMA Group” (including its successors and assigns, the “Purchaser” or “CIMA”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act, and the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, a convertible promissory note of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debenture (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“A&R Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended and restated in accordance with the terms of this Agreement.

“A&R Bylaws” means the Amended and Restated Bylaws of the Company, as amended and restated in accordance with the terms of this Agreement.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Auris” means Auris, LLC, a Florida limited liability company and a wholly owned subsidiary of CIMA, together with any successor thereto.

“Board of Directors” means the board of directors of the Company.

“Budgets” shall mean the budget for the month ending and fiscal year ending December 31, 2020, and the schedule and payment plan for Cuentas to pay all accounts payable which are currently more than 30 days past due by December 31, 2019, as agreed upon by CIMA, Cuentas and Dinar, and as set forth on Schedule II attached hereto.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“CIMA” means CIMA Telecom, Inc., a Florida Corporation (D/B/A “CIMA Group”), together with any successor thereto or assign thereof.

“Closing” means the closing of the purchase and sale of the Debenture and the Warrant pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to deliver the Licensed Technology and (ii) the Company’s obligations to deliver the Debenture and the Warrant, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Ellenoff Grossman & Schole LLP with offices located at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105.

“Cuentas Executive Officers” shall mean the current executive officers of the company listed on Schedule I attached hereto.

“Debenture” means the 3% Convertible Debenture issued by the Company to the Purchaser hereunder, substantially in the form of Exhibit A attached hereto, as may be amended, restated, modified or supplemented from time to time.

“Dinar” means Dinar Zuz, LLC, together with any successor thereto.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(ii)(f).

“Governmental Authority” means (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary; or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Knetik” means Knetik, Inc., a Delaware corporation and a wholly owned subsidiary of CIMA, together with any successor thereto.

“License Agreement” shall mean that certain Platform License Agreement, dated as of the date hereof by and among (i) the Company, (ii) CIMA, (iii) Knetik, and (iv) Auris, attached hereto as Exhibit C, as may be amended, restated, modified or supplemented from time to time.

“Licensed Technology” means the technology listed on Schedule [A] attached to the License Agreement.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(i).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.16.

“NASDAQ” shall mean the Nasdaq Capital Market.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, by and among (i) the Company, (ii) CIMA, (iii) Knetik, and (iv) Auris, attached hereto as Exhibit D.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.4.

“Required Approvals” means any items requiring additional approvals as set forth in Section 4.6 and Section 4.7.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(ii)(f).

“Securities” means collectively, the Debenture, the Warrant and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” means the Series B Preferred Stock of the Company.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Side Letter Agreement” means that certain Side Letter Agreement, dated as of the date hereof, by and among the Company, the Purchaser, Dinar, Michael De Prado and Arik Maimon.

“Source Code Escrow Agreements” means collectively, (i) that certain Source Code Escrow Agreement, by and among the Company, the Purchaser and Knetik, dated as of the date hereof, and (ii) that certain Source Code Escrow Agreement, by and among the Company, the Purchaser and Auris, dated as of the date hereof, each as may be amended, restated, modified or supplemented from time to time, each attached hereto as Exhibit E.

“Subsidiaries” means Knetik, Auris and any other subsidiary of the Company that may exist from time to time.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTCQB or OTCOX, NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debenture, the Warrant, the Voting Agreement, the Side Letter Agreement, the License Agreement, the Source Code Escrow Agreements, the Pledge Agreement, and all exhibits and schedules thereto and hereto and any other documents or agreements executed by the Company in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issuable upon the conversion of the Debenture and the shares of Common Stock issuable upon exercise of the Warrant, each pursuant to the terms and conditions of the Transaction Documents.

“Voting Agreement and Proxy” means that certain Voting Agreement and Proxy, dated as of the date hereof, by and among the Company, the Purchaser, Dinar, Michael De Prado and Arik Maimon, as may be amended, restated, modified or supplemented from time to time.

“Warrant” means that certain warrant to purchase shares of Common Stock of the Company, substantially in the form of Exhibit B attached hereto, as may be amended, restated, modified or supplemented from time to time, subject to the terms and conditions set forth herein.

“Written Consent of the Board” means the written resolutions of the Board of Directors authorizing the issuance of the Debenture and the Warrant, the reservation of the shares into which the Debenture is convertible and for which the Warrant is exercisable for, the approval of the Transaction Documents and any and all consent required in order to effectuate the transactions contemplated thereby.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, (i) the Warrant and (ii) the Debentures in the principal amount of $9,000,000. Upon conversion of the Debenture, the Purchaser shall be issued that number of shares of Common Stock of the Company equal to twenty-five percent (25%) of the fully-diluted issued and outstanding shares of Common Stock of the Company (not taking into account the Warrant) as of December 31, 2019. Upon exercise of the Warrant, the Purchaser shall be entitled to purchase from the Company an aggregate of duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock equal to twenty-five percent (25%) of total outstanding shares of the Company on a fully-diluted basis (taking into account any warrants, options, debt convertible into shares or other rights underlying shares of the Company) as of December 31, 2019; provided, however, that the Warrant shall increase to include 25% of any additional shares (or warrants, options, debt convertible into shares or other rights underlying shares of the Company) of the Company only to the extent such shares are issued in breach of the Voting Agreement. The Company shall deliver to the Purchaser the Debenture and the Warrant, and the Purchaser shall deliver the Licensed Technology to the Company, and the Company and Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) the Debenture, duly executed by the Company, with a principal amount equal to $9,000,000;

(iii) the Warrant, duly executed by the Company;

(iv) standalone Non-Competition, Non-Solicitation, Confidentiality And Intellectual Property Assignment Agreement in substantially the same form as Exhibit F attached hereto, by and between the Company and (x) each of the Cuentas Executive Officers, and (y) each of the Company’s employees, consultants and contractors covering the Licensed Technology;

(v) the License Agreement, duly executed by the Company;

(vi) the Source Code Escrow Agreements, each duly executed by the Company;

(vii) the Pledge Agreement, duly executed by the Company;

(viii) the Voting Agreement and Proxy, duly executed by the Company; and

(ix) the Side Letter Agreement, duly executed by the Company.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Purchaser;

(ii) the License Agreement, duly executed by the Purchaser and the other parties thereto;

(iii) the Source Code Escrow Agreements, each duly executed by the Purchaser and the other parties thereto;

(iv) the Pledge Agreement, duly executed by the Purchaser and the other parties thereto;

(v) the Voting Agreement and Proxy, duly executed by the Purchaser and the other parties thereto; and

(vi) the Side Letter Agreement, duly executed by the Purchaser and the other parties thereto.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met or waived by the Purchaser:

(i) the accuracy in all material respects on (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met, each on terms and conditions acceptable to CIMA in its reasonable discretion, or waived in the sole discretion of CIMA:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(vi) CIMA, Cuentas and Dinar shall cause the Board of Directors to authorize and approve an offering of debt or equity securities to be issued by Cuentas to raise up to $5,000,000, but no less than $3,000,000, of new capital within 120 days of the Closing Date;

(vii) the Budget shall have been agreed upon by CIMA, Cuentas and Dinar;

(viii) the Company shall have provided executed Non-Competition, Non-Solicitation, Confidentiality And Intellectual Property Assignment Agreement in substantially the same form as Exhibit D attached hereto from its employees, consultants and contractors covering the Licensed Technology to CIMA;

(ix) the A&R Articles of Incorporation, in a form duly acceptable to the Purchaser, duly authorized, shall have been executed, filed with and accepted by the Secretary of State of the State of Florida and the SEC pursuant to a Definitive Proxy Statement filed on Schedule 14A;

(x) Cuentas shall provide a copy of the A&R Bylaws, in a form acceptable to the Purchaser, which A&R Bylaws shall, among other things, provide the Company with the flexibility necessary to carry out its business plan and in order to be more consistent with Florida law, as it relates to the actions which are permissible by the Board and shareholders, respectively, which A&R Bylaws shall have been filed with and accepted by the SEC pursuant to a Definitive Proxy Statement filed on Schedule 14A;

(xi) Cuentas shall provide evidence reasonably acceptable to CIMA which confirms (i) that Cuentas has caused SDI Next Distribution LLC, a Florida limited liability company (“SDI”), to renegotiate its agreement with Fisk Holdings, LLC (“Fisk”) and (ii) the terms and conditions upon which Cuentas will fund a $500,000 capital contribution to SDI, and Fisk will provide at least 30,000 active point of sale locations for distribution of retail telecommunications and prepaid financial products and services, as contemplated by Cuentas’ related disclosure in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”); provided however, that all parties agree that any payments contemplated to be made by Cuentas to SDI shall not be effected or commenced until all such active points of sale locations for retail telecommunications and prepaid financial products and services are finalized; and

(xii) Cuentas shall provide evidence of Directors and Officers Liability Insurance policy, in an amount reasonably satisfactory to CIMA.

2.4 Covenants.

(a) In the event that CIMA, in its sole discretion, waives the closing condition of the Cuentas to:

(i) (A) Properly filed the A&R Articles of Incorporation with and accepted by with the Secretary of State of the State of Florida and the SEC, and (B) to effect and properly approve and file the A&R Bylaws with the SEC, in accordance with Sections 2.3(b)(ix) and (x) above, respectively, then Cuentas agrees that it shall take all necessary actions to properly file the A&R Articles of Incorporation with the Secretary of State of the State of Florida and to effect and properly approve the A&R Bylaws no later than June 30, 2020;

(ii) provide evidence of the Company’s obtained Directors and Officers Liability Insurance policy, in an amount reasonably satisfactory to CIMA, in accordance with Section 2.3(b)(xii) above, then Cuentas agrees that it shall, within thirty (30) days following the Closing, shall provide evidence of Directors and Officers Liability Insurance policy, in an amount reasonably satisfactory to CIMA; and

(iii) consummate and effect any of the closing conditions set forth in Section 2.3(b), each to be effected as of the Closing, Cuentas agrees that it shall deliver and effect each of the closing conditions not so properly effected as of the Closing, no later than the effective date of the A&R Charter, as filed with and accepted by the Secretary of State of the State of Florida; provided, however, if such closing condition requires Cuentas to enter into a new agreement or documentation with a third party or make a filing with the Commission, Cuentas shall provide a copy of such agreement, documentation or filing to CIMA for approval prior to entering into such agreement or documentation, or making such filing with the Commission.

(b) If any part of this Agreement is held to be invalid, illegal or unenforceable (whether in whole or in part), then such part shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining part of this Agreement shall not be affected thereby. In furtherance of the foregoing, if any part of this Agreement is held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, then such part shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable under applicable state or federal laws.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the disclosure schedules (the “Disclosure Schedules” and each, a “Disclosure Schedule”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

(a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement.

(i) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(iii) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, and (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Debenture.

(iv) Issuance of the Securities. The Debenture and Warrant duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance upon conversion of the Debenture and upon exercise of the Warrant.

(v) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(ii)(e) attached hereto, which Schedule 3.1(ii)(e) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(vi) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as set forth on the Disclosure Schedule or previously disclosed to the Purchaser, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as set forth on the Disclosure Schedule or previously disclosed to the Purchaser, such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(vii) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(ii)(g) attached hereto, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(ii)(g), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(viii) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market. Neither the Company nor Person acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Debenture or the Warrant to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

(ix) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(x) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(xi) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold the Securities by any form of general solicitation or general advertising.

(xii) Litigation. Except as described in SEC Filings, there are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened in writing against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(xiii) Foreign Corrupt Practices Act. Neither the Company nor any of the Company’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its Subsidiaries and Affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. Neither the Company, or, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

3.2 Representations and Warranties of the Purchaser. The Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises the Debenture and Warrant it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not, to the Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

(f) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for the Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(ii), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on the Debenture and the Warrant in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES UNDERLYING THIS SECURITY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THIS [WARRANT/NOTE] IS, AND THE UNDERLYING SHARES OF COMMON STOCK ARE, SUBJECT TO THE TERMS OF A VOTING AGREEMENT AND PROXY DATED AS OF THE DATE HEREOF, BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO (THE “VOTING AGREEMENT”).

(c) Certificates evidencing the Underlying Shares shall contain a legend, if required, that such shares have not been registered under the Securities Act and may only be sold upon an exemption from registration.

(d) Subject to each party’s compliance obligations with state and federal securities laws and listing requirements, after the conversion of the Debenture to Common Stock and the exercise of the Warrant for Common Stock, CIMA shall have the right to sell any or all of CIMA’s Common Stock into which the Debenture was converted or Warrant was exercised (as determined in CIMA’s sole discretion) to any bona fide third party purchaser identified by CIMA at any price per share (including a price per share below the fair market value of the Common Stock), and Cuentas shall cooperate with CIMA to effectuate that sale, including, but not limited to, ensuring that all necessary approvals, documentation, and other actions are taken in order for CIMA to be able to consummate the contemplated sale of Common Stock, pursuant to the Side Letter Agreement containing a right of first refusal on the terms and conditions substantially set forth therein. Except for right of first refusal described in the Side Letter Agreement, there shall be no transfer restrictions on CIMA in the organizational documents of Cuentas or any other documents which could have the effect of prohibiting such private resales of Common Stock by CIMA.

4.2 Conversion and Exercise Procedures. The form of Notice of Conversion included in the Debenture sets forth the totality of the procedures required of the Purchaser in order to convert the Debenture. The form of Notice of Exercise included in the Warrant sets forth the totality of the procedures required of the Purchaser in order to exercise the Warrant. Without limiting the preceding sentences of this Section 4.2, no ink-original Notice of Conversion or Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of the Notice of Conversion or the Notice of Exercise be required in order to convert the Debenture or exercise the Warrant, respectively. No additional legal opinion, other information or instructions shall be required of the Purchaser to convert the Debenture or exercise the Warrant. The Company shall honor conversion of the Debenture and the exercise of the Warrant, and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.3 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.4 Indemnification of Purchaser. Subject to the provisions of this Section 4.4, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by the Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.5 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

4.6 Remedies upon Breach. If the Company or its affiliate breaches any of its terms, conditions, duties, requirements or obligations under Article II of this Agreement or the Warrant, the Purchaser shall advise the Company of the breach in writing. The Company shall have thirty (30) days from receipt of written notice from the Purchaser to cure the breach to the Purchaser’s satisfaction. In the event that such breach is not cured within the period set forth in the preceding sentence, then the Company shall pay to the Purchaser Five Million Dollars ($5,000,000) and any and all reasonable attorneys’ fees and other costs and expenses incurred the Purchaser as a result of such breach, as liquidated damages. The Parties agree that actual damages that the Purchaser would suffer as a result of the Company’s such breach would be difficult to determine and that these liquidated damages are a reasonable and fair estimate of the damages which may be caused by such event, and are not a penalty. In the event that Company fails to pay such amounts, then the Purchaser shall be entitled to enforce its rights under the Pledge Agreement. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts pursuant to this Section 4.6 have been paid notwithstanding the fact that the Debenture, Warrant, Underlying Shares or other security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled. In the event that liquidated damages are due pursuant to this Section 4.6, and the Company is not able to pay such liquidated damages, the Pledge Agreement and the terms thereunder shall immediately be enforceable by the Purchaser. In the event that the terms of the Pledge Agreement are enforced by the Purchaser accordance with this Section 4.6 and the License Agreement is terminated in accordance with the terms of the Pledge Agreement, Purchaser shall transfer and return to the Company all shares of the Company it has been issued through the conversion of the Debenture or exercise of the Warrant. For the avoidance of doubt, in the event that the Pledge Agreement is enforced and the License Agreement is terminated, then the Five Million Dollars ($5,000,000) of liquidated damages called for under this Section 4.6 shall no longer be payable and due by the Company. For the avoidance of doubt, if the Purchaser demands $5,000,000 in liquidated damages per above, the Company can pay said $5,000,000 with the pledge and all shares shall be returned to the Company.

ARTICLE V.

MISCELLANEOUS

5.1 Publicity; Use of Name. This Agreement, the Transaction Documents, all exhibits and schedules hereto and thereto, and all of the transactions contemplated hereby and thereby are confidential. No publicity release, public announcement, press release, public filing, or any other disclosure to any other third-party, publicly or privately, concerning this Agreement, the Transaction Documents, any schedules or exhibits hereto or thereto, or the transactions contemplated hereby or thereby shall be made by Company or its Affiliates without the prior written consent of CIMA, except as required by applicable law. Further, neither the Company nor its affiliates shall use the name of CIMA or any of its Affiliates in any trade publication, marketing material or otherwise to the general public, in each case without the prior written consent of CIMA, which consent may be withheld in its sole discretion.

5.2 Termination. This Agreement may be terminated by the Purchase by written notice to the Company, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof, provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.3 Fees and Expenses. Each party shall bear their own expenses. Notwithstanding the foregoing sentence, the Company shall pay all legal fees and expenses incurred by CIMA in connection with the transactions contemplated in connection with filing the proxy (including the effectuation and filing, as applicable, of the A&R Articles of Incorporation and the A&R Bylaws), reviewing the 8-K with regards to this transaction, reviewing the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (including with respect to disclosure of the agreement and arrangement with SDI), and the filing Schedule 13G and/or Schedule 13D. Nevertheless, the reimbursed amount will not exceed $65,000 which will be paid within three (3) months following the closing date and receipt of invoice.

5.4 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder, under the Debenture or under the Warrant shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.6 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.6 shall be binding upon the Purchaser and each holder of Securities and the Company.

5.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchaser.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts, in each case sitting in Miami-Dade County, Florida (and any appellate courts thereof). Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the sitting in Miami-Dade County, Florida (and any appellate courts thereof) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under the Transaction Documents, the prevailing party in such Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities. The damages provided for in Section 4.6 shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.17 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPAnY:

Cuentas Inc.

By:	/s/ Arik Maimon
Name: Arik Maimon
Title: Chief Executive Officer

Address for Notice:

200 S. Biscayne Blvd

Suite 5500

Miami, FL 33131

Email: arik@cuentas.com

Fax:

PURCHASER:

CIMA Telecom, Inc.

By:	/s/ Juan M. Gomez
Name: Juan M. Gomez
Title: Chief Executive Officer

Address for Notice:

1728 Coral Way

Coral Gables, FL 33145

Email: jmgomez@cimagroup.com

Fax:

Accepted and Agreed:

DINAR ZUZ, LLC

By:	/s/ Yochanon Bruk
Name: Yochanon Bruk
Title: Manager

SCHEDULE I

Cuentas Executive Officers

SCHEDULE II

Budget

(See Attached)

EXHIBIT A

Form of 3% Convertible Debenture

(See Attached)

EXHIBIT B

Form of Warrant

(See Attached)

EXHIBIT C

License Agreement

(See Attached)

EXHIBIT D

Source Code Escrow Agreements

(See Attached)

Exhibit F

Form of
Non-Competition, Non-Solicitation, Confidentiality And

Intellectual Property Assignment Agreement

(See Attached)

35